UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2012

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Effective January 9, 2012, the Board of Directors (the “Board”) of BG Medicine, Inc. (the “Company”) appointed Eric Bouvier as the Company’s President and Chief Executive Officer. Dr. Bouvier succeeds Pieter Muntendam, M.D. who resigned as President and Chief Executive Officer effective January 9, 2012 to become the Company’s Executive Vice President, Chief Medical Officer. Dr. Bouvier was also appointed on that date to the Board to fill the vacancy created by the resignation of Dr. Muntendam from the Board effective January 9, 2012. As an employee of the Company, Dr. Bouvier will not qualify as independent under the definition promulgated by NASDAQ and will not be a member of the Board’s Audit Committee, Compensation Committee or Nominating and Governance Committee.

(c)        Prior to joining the Company and since May 2011, Eric Bouvier, 51, was the President of Leica Microsystems, a Danaher company. From October 2002 through April 2011, Dr. Bouvier held positions of increasing responsibility with bioMerieux, S.A., a global in vitro diagnostic leader, including as Corporate Vice President and Deputy CEO, responsible for the Immunoassay Business Unit (a $500 million business by sales) and Global Human Resources. Prior to that, Dr. Bouvier was the President and CEO of bioMerieux Inc., the company’s US subsidiary, and before that, he held various marketing, sales management and sales positions with bioMerieux and other companies. Dr. Bouvier holds a Ph.D. in Pharmacy from Lyon University, France and an MBA from Ecole Management De Lyon. Prior to commencing his professional career, Dr. Bouvier competed for many years in volleyball, representing France as captain of its national team on several occasions, including World Championships, and he participated in the 1988 and 1992 Olympic Games. The Board determined that Dr. Bouvier should serve as a director because he is the Company’s President and Chief Executive Officer and he has extensive experience in the in vitro diagnostics industry, managing international commercial organizations and in strategic planning.

In connection with his appointment as President and Chief Executive Officer, Dr. Bouvier entered into an employment agreement with the Company, effective as of January 9, 2012, setting forth Dr. Bouvier’s compensation and certain other terms. Pursuant to his employment agreement, Dr. Bouvier will be paid an initial annual base salary of $400,000 and he will be eligible to receive an annual bonus of up to 50% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by the Board and Dr. Bouvier. The Company has agreed to pay health insurance premiums and pension contributions to certain French health insurance and pension providers for so long as he is eligible for such health insurance and pension benefits. The employment agreement also provides that Dr. Bouvier is to receive a stock option to purchase 725,675 shares of common stock of the Company as an inducement material to Dr. Bouvier’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock option was granted on January 9, 2012, the commencement date of his employment, at an exercise price of $5.17 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on January 9, 2012. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on January 9, 2013 and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company. On January 13, 2012, in accordance with NASDAQ Listing Rule 5635(c)(4), the Company issued a press release reporting the inducement stock option grant to Dr. Bouvier, as described in this Item 5.02(c), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Dr. Bouvier’s employment agreement also provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine (9) months of his then current annual base salary, which will be payable over nine (9) months and (b) the payment equal to nine (9) months of health insurance premiums at the Company’s then normal rate of contribution. Receipt of these severance and benefits is subject to the execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. In addition, Dr. Bouvier’s employment agreement provides that if his employment is involuntarily terminated within twelve (12) months following the consummation of a change of control (as defined in Dr. Bouvier’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of his then current annual base salary, which will be payable over twelve (12) months, (b) the payment equal to twelve (12) months of health insurance premiums at the Company’s then normal rate of contribution, and (c) an additional twelve (12) months acceleration of his then outstanding options. As a condition of employment, Dr. Bouvier has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

(d)        The information contained in Items 5.02(b) and 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(d).

(e)        The information contained in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

In connection with his appointment as Executive Vice President, Chief Medical Officer, Dr. Muntendam entered into a new employment agreement with the Company pursuant to which his initial annual base salary will be $310,000, and he will be eligible to receive an annual bonus beginning in fiscal 2012 of up to 50% of his base salary upon the achievement of performance goals to be set by the Compensation Committee of the Board on an annual basis. In addition, Dr. Muntendam will be entitled to receive the following retention compensation provided that the Compensation Committee determines that he has achieved certain retention goals before December 31, 2012: (a) a cash payment equal to $150,000; and (b) a stock option to purchase 100,000 shares of common stock of the Company, which stock option was granted on January 9, 2012 at an exercise price of $5.17 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on January 9, 2012. The stock option will vest in its entirety, if at all, upon the achievement of all of the retention goals before December 31, 2012. If Dr. Muntendam does not achieve the retention goals, the stock option will expire by its terms. Notwithstanding the foregoing, the cash payment will be made and the stock option will vest in its entirety, if a change of control (as defined in Dr. Muntendam’s employment agreement) occurs prior to December 31, 2012 and Dr. Muntendam’s employment is terminated for reasons other than for cause, disability or death subsequent to the change of control but prior to December 31, 2012.

In addition, Dr. Muntendam’s employment agreement provides that if his employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or he resigns his employment with the Company for any reason on or before December 31, 2012 (other than in anticipation of a termination by the Company for cause), he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six (6) months of his then current annual base salary, which will be payable over six (6) months and (b) the payment equal to six (6) months of his health insurance premiums at the Company’s then normal rate of contribution. Receipt of these severance and benefits is subject to his execution of a separation agreement and his compliance with his non-competition, non-solicitation, confidentiality and intellectual property-related obligations to the Company. However, if Dr. Muntendam is entitled to payments and benefits pursuant to the Amended and Restated Change of Control Cash Severance Agreement dated August 1, 2007 by and between the Company and Dr. Muntendam which remains in effect, he will not be entitled to the payments described in this paragraph.

On January 9, 2012, the Company issued a press release announcing Dr. Bouvier’s appointment as President and Chief Executive Officer and Dr. Muntendam’s appointment as Executive Vice President, Chief Medical Officer, as described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 9, 2012 announcing appointment of Eric Bouvier as President and Chief Executive Officer and Pieter Muntendam, M.D. as Executive Vice President, Chief Medical Officer

99.2	Press Release dated January 13, 2012 reporting inducement grant under NASDAQ Listing Rule 5635(c)(4)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: January 13, 2012	/s/ Michael W. Rogers
Michael W. Rogers Executive Vice President & Chief Financial Officer